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                             EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective the 1st day of

July ,1993, between Investors Insurance Corporation, a Delaware corporation with its principal executive offices at 3030 Hartley Road, Suite 390,

Jacksonville, Florida 32257, (the "Company"), and Susan F. Powell, residing at 2957 Magnolia Road South, Orange Park, Florida 32065 ("Employee")

superseding and terminating all prior written and oral Employment Agreements between Company and Employee.


                                 INTRODUCTION

    The Company desires to continue to employ Employee, and Employee desires to continue to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.  Term of Employment.  The Company hereby continues to employ

            Employee and Employee hereby accepts the continuation of

            Employee's employment with the Company upon the terms set forth in this Agreement for a period commencing on July 1, 1993 and continuing until terminated as provided herein, in accordance with the provisions of Section 4.

        2.  Title Capacity.  Employee shall serve as Executive Vice

            President, Secretary and Chief Operating Officer of the Company

            and shall have such authority as is delegated to Employee by the

            Board of Directors.

            Employee hereby accepts the continuation of Employee's

            employment and agrees to undertake the duties and




       10.29.002
            responsibilities inherent in Employee's position and such other duties and responsibilities as the Board of Directors shall from time to time reasonably assign to Employee. Employee agrees to devote Employee's entire business time to the business and interest of the Company, the parent of Company and those

            companies affiliated with either during the Employment Period and Employee agrees to abide by the rules, regulations,

            instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

        3.  Compensation and Benefits.

            3.1  Salary.  The Company's parent, Investors Insurance Group,

                 Inc.  (formerly Gemco National, Inc.), shall pay Employee

                 an annual salary of $114,400.00, payable in equal

                 installments every two weeks, commencing on July 1, 1993

                 for services performed for and on behalf of the Company,

                 the Company's parent and its subsidiaries and related

                 companies.  No compensation hereunder shall be paid to

                 Employee if Employee exceeds the number of days of vacation leave and/or sick and disability leave which Employee is

                 the entitled to receive.  Such salary shall be increased by such amounts as the Board of Directors shall, in its

                 absolute discretion, deem appropriate.

            3.2  Incentive Compensation.  An amount equal to three (3%)

                 percent of the net marketing commissions paid by the Company to the Company's parent, Investors Insurance Group, Inc.

                 (formerly Gemco National, Inc.). Net marketing commissions represent commissions paid by the Company to the Company's parent for marketing services, pursuant to any present or


       10.29.003
                 future marketing agreement, oral or written, existing

                 between the Company and Company's Parent, less all expenses incurred by the Company's Parent related to such marketing services.  No compensation hereunder will be paid to

                 Employee if Employee exceeds the number of days of vacation leave and/or sick and disability leave which Employee is

                 then entitled to receive.

            3.3  Fringe Benefits.  Employee shall be entitled to participate in all benefit programs that the Company or its parent

                 establishes and makes available to their employees

                 generally, if any, to the extent that Employee's position,

                 tenure, salary, age, health and other qualifications make

                 Employee eligible to participate.  The Employee shall be

                 entitled to paid vacation each year in accordance with

                 Company policy, to be taken at such times as may be

                 approved by the Board of Directors or its designee. The

                 Employee shall be entitled to paid sick and disability

                 leave in accordance with Company policy.

            3.4  Reimbursement of Expenses.  The  Company  shall reimburse

                 Employee for all reasonable travel, entertainment and other expenses incurred or paid by Employee in connection with,

                 or related to, the performance of Employee's duties,

                 responsibilities or services under this Agreement, upon

                 presentation by the Employee of documentation, expense

                 statements, vouchers and/or such other supporting

                 information as the Company may request.

        4.  Employment Termination.  The employment of Employee by the

            Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:


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            4.1  Written notice by either Employer or Employee, sixty (60)

                 days prior to anticipated date of departure.

            4.2  At the election of the Company, for cause, immediately upon written notice from the Company to the Employee. For

                 the purposes of this Section 4.2, cause for termination

                 shall be deemed to include only (a) acts of dishonesty, (b)

                 acts involving moral turpitude, (c) drug or alcohol abuse

                 if Employee fails to seek appropriate counseling or fails

                 to complete a prescribed counseling program, (d) malfeasance in office and (e) material failure of Employee to comply

                 with the terms of this Agreement;

            4.3  Thirty (30) days after the disability of the Employee. As used in this Agreement, the term "Disability" shall mean

                 the inability of the Employee, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any twelve (12) month period to perform the services required of Employee pursuant to this

                 Agreement.  A determination of disability shall be made

                 by a physician satisfactory to both Employee and the

                 Company, provided that if Employee and the Company do not

                 agree on a physician, Employee and the Company shall each

                 select a physician and these two together shall select a

                 third physician, whose determination as to disability shall be binding on all parties.

        5.  Effect  of Termination.

            5.1  Termination for Cause.  In the event that Employee's

                 employment is terminated for cause pursuant to Section 4.2,

                 the Company shall pay Employee the compensation and




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                 benefits otherwise payable to Employee under Section 3.1

                 through the last day of Employee's actual employment

                 hereunder.

            5.2  Termination for Disability.  If Employee's employment is terminated by disability pursuant to Section 4.3, the

                 Company shall pay to the Employee, the compensation due the

                 Employee up to the date Employee ceased performing services for Company plus the number of sick days Employee is then

                 entitled to receive.

            5.3  Termination for Death.  If Employee's employment is

                 terminated by death, the Company shall pay the estate of

                 Employee, the compensation which would otherwise be payable to Employee up to the date of Employee's death if Employee is then receiving compensation from the Company.

        6.    Non-Competition.

            6.1  Employee agrees that, during the Employment Period and for a period of time equal to the duration of Employee's

                 employment with the Company, but in no instance to exceed

                 two (2) years after the termination of the Employment

                 Period for any reason.

                 (a).  Employee will not directly or indirectly, as an

                       employee of any person or entity (whether or not

                       engaged in business for profit), or as an individual,

                       proprietor, partner, stockholder, officer, director,

                       joint venturer, investor, lender or in any other

                       capacity whatsoever (otherwise than as the holder

                       of a non-controlling investment in any publicly traded

                       securities), compete with the business of the Company,

                       Company's parent or any of their subsidiaries or


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                       affiliated companies;

                  (b)  Employee will not recruit or solicit any employee of

                       the Company, Company's parent or their subsidiaries

                       and affiliated companies or otherwise induce any

                       employee to leave the employment of the Company,

                       Company's parent or their subsidiaries and affiliated

                       companies to become an employee of or otherwise become

                       associated with Employee or any firm, corporation,

                       business or institution with which Employee is or may

                       become associated; and

                  (c)  Employee will not solicit or divert the business or

                       patronage of any of the customers or accounts of the

                       Company, Company's parent or their subsidiaries and

                       affiliated companies or prospective customers or

                       accounts of the aforementioned, which were contracted,

                       solicited or served by the Employee while Employee was

                       employed by the Company.

                       As used in this Agreement, "compete" or "competition",

                       or any variation thereof, means the Employee's

                       engagement or participation in, or furnishing of aid

                       or assistance in connection with, the distribution,

                       sale, marketing or rendering of products or services

                       of the type or kind distributed, sold, marketed or

                       rendered by the Company, Company's parent or any of

                       their subsidiaries or affiliated companies at the

                       termination of the Employment Period, including those

                       products or services that the Company, Company's

                       parent or any of their subsidiaries or affiliated

                       companies, as the case may be, was in the process of


       10.29.007
                       developing or designing for distribution, sale,

                       marketing or rendering at such time.

            6.2  The parties to this Agreement consider the restrictions contained herein reasonable. If, however, such restrictions are found by any court having jurisdiction to be

                 unreasonable because they are (or one of them is, as the

                 case may be) overly broad, then such restriction(s) will

                 nevertheless remain effective, but shall be considered

                 amended in whatever manner is considered reasonable by that court, and as so amended shall be enforced.


            6.3  If there is any breach by the Employee of any of the

                 covenants contained in this Section 6., the damage to the

                 Company, Company's parent or their subsidiaries or

                 affiliated companies will be substantial, although difficult to ascertain, and money damages will not afford the injured party an adequate remedy.  Therefore, if any breach occurs,

                 in addition to such other remedies as may be provided by

                 law, the Company, the Company's parent or subsidiaries or

                 affiliated companies, as the case may be, has the right to specific performance of the covenants of the Employee

                 contained in this Agreement by way of temporary or permanent injunctive relief.

        7.  Non-Disclosure.  Employee agrees not to disclose to any third party, or to use for Employee's own benefit or for the benefit of any third party, any trade secrets or confidential or other proprietary information relating to the products, services,

            markets, customers, suppliers or current or planned business operations of the Company, Company's parent, their subsidiaries and affiliated companies without the Company's prior written

       10.29.008
            consent.  Employee further agrees that all documents, notes,

            letters, records, models, prototypes, computer programs and other tangible and intangible evidence of such trade secrets or

            confidential or other proprietary information are the sole and exclusive property of the Company, Company's parent, their subsidiaries and affiliated companies; that Employee shall surrender all such evidence in Employee's possession or control to the Company upon the termination of the Employment Period or at any other time upon request and that Employee shall not retain or use any copies or summaries thereof.

        8.  Inventions, Improvements, Copyrights, Ideas and Similar Creative

            Property.

            Employee agrees that any inventions, improvements or ideas which

            Employee may make or conceive, and any copyrightable subject matter of which Employee may be the author, either solely or jointly with others, which Employee makes, conceives, or authors during the period of Employee's employment with the Company,

            shall be the property of the Company, Company's parent, a

            subsidiary or affiliated company, as the case may be, and that

            Employee will promptly disclose all such inventions,

            improvements, ideas and material to the Company, Company's parent, subsidiary or affiliate, as the case may be, and that on request, Employee will execute all applications, assignments,

            and other papers necessary to enable the Company, Company's parent, subsidiary or affiliate to obtain full protection and title in all countries to such inventions, improvements, ideas and matter.

        9.  Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal


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            delivery or upon deposit in the United States Post Office,

            postage prepaid, by registered mail return receipt requested, or when delivered by a nationally recognized overnight delivery service issuing a receipt, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

        10. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine,

            feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

        11. Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior

            agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

        12. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

        13. Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

        14. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided however, that the obligations of the Employee are personal and shall not be assigned by Employee.

        15. Miscellaneous.

            15.1  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or

                  any other right. A waiver or consent given by the Company


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                  on any one occasion shall be effective only in that

                  instance and shall not be construed as a bar or waiver

                  of any fight on any other occasion.

            15.2  The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit

                  or affect the scope or substance of any Section of this

                  Agreement.

            15.3  In the case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity,

                  legality and enforceability of the remaining provisions

                  shall in no way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                          INVESTORS INSURANCE CORPORATION

ATTEST:

/s/ Richard T. Magsam                     By: /s/ Melvin C. Parker
- ----------------------------                 ---------------------------
Richard T. Magsam Senior                      Melvin C. Parker, President
Vice President


Witness:                                EMPLOYEE:

/s/ Glenn Thigpen                              /s/ Susan F.  Powell
- -------------------                            -------------------------
                                                  Susan F. Powell